Exhibit 99.1

Certificate of Amendment to Articles of Incorporation Aureus, Inc. By Directors and Shareholders resolution dated September 8, 2021, the Company has elected to change its corporate name from Aureus, Inc. to Yeunglings Ice Cream Corporation. voted in favor of the amendment is 66.67